Exhibit 10.1
EQUITY PURCHASE AGREEMENT
THIS EQUITY PURCHASE AGREEMENT (this “Agreement”) is made and entered into as of June 13, 2022 (the “Effective Date”), by and among Kratos Defense & Security Solutions, Inc., a Delaware corporation (the “Purchaser”), Joseph D. Brostmeyer (“Joseph Brostmeyer”), Shirley C. Brostmeyer and Joseph Brostmeyer as Trustees of The Shirley C. Brostmeyer Revocable Trust, u/a/d August 25, 2002, as amended and restated August 13, 2014, a Florida revocable trust (“SB Trust”), Joseph Brostmeyer and Sara J. Brostmeyer as Trustees of The Shirley Brostmeyer 2018 Family Trust, u/a/d December 17, 2018, a Florida irrevocable trust (“2018 SB Trust”), Joseph Brostmeyer and Shirley C. Brostmeyer as Trustees of The Joseph D. Brostmeyer Revocable Trust, u/a/d August 25, 2002, as amended and restated August 13, 2014, a Florida revocable trust (“JB Trust”), Shirley C. Brostmeyer and Julia A. Brostmeyer as Trustees of The Joseph D. Brostmeyer 2018 Irrevocable Trust, u/a/d December 17, 2018, a Florida irrevocable trust (“2018 JB Trust” and, together with SB Trust, 2018 SB Trust and JB Trust, the “Trusts”), Pegasus Residual, LLC, a Delaware limited liability company (“Pegasus Residual” and, together with the Trusts, each a “Seller” and, collectively, the “Sellers”), and, solely for the purposes of Sections 1.5 and 3.10 hereof, each of KTT CORE, Inc., a Delaware corporation formerly known as FTT CORE, LLC (“KTT Core”), and Florida Turbine Technologies Inc., a Florida corporation (“FTT”).
Recitals
WHEREAS, Pegasus Residual owns an aggregate of 2,094.67 shares of the Class B common stock, par value $0.001 per share, of KTT Core (together with its wholly-owned subsidiaries, including FTT, the “Acquired Companies”), representing 19.9% of the issued and outstanding shares of KTT’s capital stock (the “Minority Interests”);
WHEREAS, the Purchaser and the Sellers are parties to that certain Exchange Agreement, dated as of February 27, 2019, as amended by that certain First Amendment thereto, dated as of February 18, 2022 (as amended, the “Exchange Agreement”), with KTT Core and FTT, pursuant to which the parties have agreed, among other things, to certain purchase and sale rights with respect to the Minority Interests;
WHEREAS, Pegasus Residual desires to sell, transfer and assign to the Purchaser all of its right, title and interest in and to 1,047.335 of the Minority Interests held by Pegasus Residual, representing 9.95% of the issued and outstanding shares of KTT Core’s capital stock (the “Purchased Shares”; the other 1,047.335 Minority Interests being retained by Pegasus Residual, the “Retained Shares”); and
WHEREAS, the Purchaser desires to purchase from Pegasus Residual all of Pegasus Residual’s right, title and interest in and to the Purchased Shares, subject to the terms and conditions set forth herein.
NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each party hereto, the parties hereby agree as follows:

Agreement
    1.    AGREEMENT TO SELL AND PURCHASE.
1.1Purchase and Sale of Purchased Shares. Subject to the terms and conditions set forth herein, at the Closing (as defined below), Pegasus Residual shall sell, assign, transfer, convey and deliver to the Purchaser, and the Purchaser shall purchase and accept from Pegasus Residual, all of Pegasus Residual’s right, title and interest in and to the Purchased Shares, free and clear of any and all Encumbrances (as defined below). The aggregate consideration to be paid for the Purchased Shares, the release of claims set forth in Section 2 of this Agreement, and the representations set forth in Section 3.10 shall be $6,392,676.00 (the “Estimated Purchase Price”), subject to adjustment as set forth in this Agreement. The Estimated Purchase Price shall be payable in shares of the Purchaser’s common stock, par value $0.001 per share (the “Purchaser Common Stock”), calculated as set forth below.

(a)Subject to Section 1.1(b) below, the number of shares of Purchaser Common Stock to be issued in satisfaction of the Estimated Purchase Price will be calculated by dividing (i) the Estimated Purchase Price, by (ii) the volume weighted average sale price per share of the Purchaser Common Stock on the NASDAQ Global Select Market as reported by Bloomberg Financial Markets or an equivalent, reliable reporting service, over the trailing 90-day period ending on the trading day immediately prior to the Effective Date (the “Closing Stock Price”) (rounded down to the nearest whole share).

(b)Notwithstanding the foregoing, in no event shall the aggregate number of shares of Purchaser Common Stock issuable pursuant to this Agreement exceed 19.99% of the total outstanding shares of Purchaser Common Stock as of immediately prior to the Effective Date; provided that any reduction in the Initial Stock Payment or Final Stock Payment (each as defined below) issued as a result of the foregoing clause shall result in a corresponding cash payment to cover the resulting shortfall in the Initial Payment or True-up Amount (as defined below), as applicable.

1.2Calculation of Estimated Purchase Price. Each Seller expressly acknowledges and agrees that the Estimated Purchase Price has been calculated based on a valuation of the Acquired Companies equal to the product of (a) 12 multiplied by (b) the Acquired Companies’ estimated EBITDA (as defined below) for the fiscal year ended December 25, 2022, as set forth on Exhibit A attached hereto (the “2022 EBITDA Estimate”). If, when the Purchaser’s audited consolidated financial statements for the fiscal year ended December 25, 2022 are approved by the Purchaser’s Board of Directors (the “Board”) and included in the Purchaser’s Form 10-K for the 2022 fiscal year, the Acquired Companies’ actual EBITDA for the fiscal year ended December 25, 2022 (the “Audited 2022 EBITDA”) differs from the 2022 EBITDA Estimate, then the Estimated Purchase Price shall be adjusted and recalculated based on a valuation of the Acquired Companies equal to the product of (a) 12 multiplied by (b) the Audited 2022 EBITDA, calculated in a manner consistent with the calculation set forth on Exhibit A attached hereto (such recalculated purchase price, if applicable, the “Final Purchase Price”).

(c)For purposes of this Agreement, “EBITDA” shall mean, on a consolidated basis (including those entities set forth on Exhibit B attached hereto), the sum of the Acquired Companies’ earnings before corporate tax, interest expense, depreciation and amortization, determined in accordance with, and derived from financial information that is prepared in accordance with, U.S. generally accepted accounting principles, consistently applied. For the avoidance of doubt, the calculation of EBITDA will not include any corporate allocations of indirect costs (including, without limitation, normal public company operating costs incurred by Purchaser), but shall include costs incurred by Purchaser that are directly attributable to the Acquired Companies’ consolidated business.

1.3Closing. The sale and purchase of the Purchased Shares pursuant to Section 1.1 above (the “Closing”) shall take place at 10:00 a.m. on the Effective Date at the offices of Latham & Watkins LLP, 12670 High Bluff Drive, San Diego, California 92130 or at such other time or place as the Purchaser and the Sellers may mutually agree.

1.4Delivery.

(a)On the Effective Date, subject to the terms and conditions hereof:
(i)Pegasus Residual will deliver to the Purchaser (A) the stock certificate(s) representing the Purchased Shares to be sold pursuant to Section 1.1 above, together with stock powers for such Purchased Shares, in the form attached hereto as Exhibit C, and (B) an Investor Questionnaire, substantially in the form attached hereto as Exhibit D, duly executed by Pegasus Residual in favor of the Purchaser; and
(ii)the Purchaser will (A) instruct the transfer agent for the Purchaser Common Stock (the “Transfer Agent”) to deliver to Pegasus Residual in book entry form, a number of shares of Purchaser Common Stock (the “Initial Stock Payment”) equal to (1) 50% of the Estimated Purchase Price (the “Initial Payment”) for the Purchased Shares to be sold pursuant to Section 1.1, divided by (2) the Closing Stock Price (rounded down to the nearest whole share), and (B) deliver to Pegasus Residual, by wire transfer of immediately available funds to an account designated by Pegasus Residual, an amount in cash equal to 50% of any shortfall in the Initial Payment payable pursuant to Section 1.1(b) for the Purchased Shares to be sold pursuant to Section 1.1.
(b)Within 10 Business Days after the date on which the Purchaser’s audited consolidated financial statements for the year ended December 25, 2022 are approved by the Board and included in the Purchaser’s Form 10-K for the 2022 fiscal year:
(i)To the extent the Final Purchase Price is greater than 50% of the Estimated Purchase Price, the Purchaser will (A) instruct the Transfer Agent to deliver to Pegasus Residual in book entry form, a number of shares of Purchaser Common Stock (the “Final Stock Payment”) equal to (1) the positive difference between the Final Purchase Price and the Initial Payment for the Purchased Shares sold pursuant to Section 1.1 (the “True-up Amount”), divided by (2) the volume weighted average sale price per share of the Purchaser Common Stock on the NASDAQ Global Select Market as reported by Bloomberg Financial Markets or an equivalent, reliable reporting service, over the trailing 90-day period ending on the trading day immediately prior to the filing date of the Purchaser’s Form 10-K for the 2022 fiscal year (the “Final Stock Price”) (rounded down to the nearest whole share) and (B) deliver to Pegasus Residual, by wire transfer of immediately available funds to an account designated by Pegasus Residual, an amount in cash equal to any shortfall in the True-up Amount payable pursuant to Section 1.1(b) for the Purchased Shares to be sold by such Seller pursuant to Section 1.1. For the avoidance of doubt, if the Final Purchase Price is equal to or less than 50% of the Estimated Purchase Price, the Purchaser shall have no obligation to make any additional payment to Pegasus Residual for the Purchased Shares.
(ii)    To the extent the Final Purchase Price is less than 50% of the Estimated Purchase Price, Pegasus Residual will deliver to Purchaser, by wire transfer of immediately available funds to an account designated by Purchaser, the excess of the Initial Payment for the Purchased Shares sold pursuant to Section 1.1 over the Final Purchase Price (the “Seller Overpayment Amount”). In lieu of the cash payment contemplated by the preceding sentence,

Pegasus Residual may, at its option, deliver to Purchaser a number of shares of Purchaser Common Stock equal to (A) the Seller Overpayment Amount, divided by (B) the Final Stock Price (rounded down to the nearest whole share).
(c)As used in this Agreement, the following terms shall have the meanings set forth below:
(i)“2019 Transaction Documents” means, collectively, the Employment Agreement, the Exchange Agreement, the Leak-Out Agreement, and the Purchase Agreement.
(ii)“Affiliate” means, with respect to any Person, any other Person which directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with, such Person, as such terms are used in and construed under Rule 405 promulgated under the 1933 Act (as defined below).
(iii)“Business Day” means any day, other than a Saturday or Sunday, on which banks are open in New York, New York.
(iv)“Employment Agreement” means that certain Amended and Restated Employment Agreement, dated as of June 10, 2022, by and between Purchaser and Joseph Brostmeyer.
(v)“Leak-Out Agreement” means that certain Lock-Up/Leak-Out Agreement, dated as of February 27, 2019, by and between Purchaser and the Trusts.
(vi)“Pegasus Residual LLC Agreement” means that certain Limited Liability Company Agreement of Pegasus Residual, dated as of October 15, 2020, by and among the members of Pegasus Residual, as amended, supplemented or otherwise modified from time to time.
(vii)“Person” means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.
(viii)“Purchase Agreement” means that certain Purchase Agreement, dated as of February 27, 2019, by and among Purchaser, Shirley Brostmeyer, an individual, Joseph Brostmeyer, the Trusts, and Joseph Brostmeyer, as the Sellers Representative.
1.5Amendments to Exchange Agreement. Each of the parties hereto acknowledges and agrees that, effective as of the Effective Date, the Exchange Agreement (A) is hereby amended as follows: (i) Section 3.2(a) of the Exchange Agreement is hereby amended by deleting “19.9%” therefrom and inserting “9.95%” in lieu thereof and (ii) Section 3.2(d) of the Exchange Agreement is amended by deleting the final sentence thereof in its entirety and inserting the following in lieu thereof: “For purposes of this Agreement, “Employment Agreement” means that certain Amended and Restated Employment Agreement, dated as of June 10, 2022, by and between Acquiror and JB.”, and (iii) Section 3.2(h) of the Exchange Agreement is hereby amended by adding “(or such other amount as may be permitted without stockholder approval pursuant to the applicable rules of The Nasdaq Stock Market)” after the words “Call Right” and prior to “; provided that”; and (B) shall only apply to the Retained Shares. Each of the parties hereto further acknowledges and agrees that Sections 3.2(d) and 3.2(e) of the Exchange Agreement shall cease to apply following the expiration of the Term (as defined in the Employment Agreement).

2.Release of Claims.
2.1Release of the Acquired Companies. Effective as of the Effective Date, each of the Sellers irrevocably and unconditionally releases any and all Released Claims (as defined below) that such Seller ever had, now has or may have against: (a) the Acquired Companies; (b) each of the Acquired Companies’ current and former parents, subsidiaries, related companies, partnerships or joint ventures (including the Purchaser); (c) with respect to each of parties listed in the foregoing clauses (a) and (b), such party’s predecessors and successors; or (d) with respect to each of the parties listed in the foregoing clauses (a), (b) and (c), all of such party’s past, present and future employees, officers, directors, stockholders, owners, Affiliates, representatives, assigns, attorneys, agents, insurers, employee benefit programs (and the trustees, administrators, fiduciaries and insurers of such programs), and any other persons acting by, through, under or in concert with any of such persons or entities and their successors (each, a “Released Party” and, collectively, the “Released Parties”).
2.2Released Claims. For purposes of this Agreement, the term “Released Claims” shall include, to the fullest extent permitted by applicable law, all known and unknown claims, promises, causes of action, or similar rights of any type (“Claims”) that may be asserted by a Seller in its capacity as a stockholder of any of the Acquired Companies, including, without limitation, Claims for dividends or distributions and any Claims to attorneys’ fees or other indemnities with respect to the Released Claims, except as expressly provided in this Agreement.
2.3Unknown Claims. Each of the Sellers expressly acknowledges and agrees that: (a) it has been advised and understands that the Released Claims may include Claims that it does not currently know about (“Unknown Claims”); (b) it knowingly and voluntarily intends to grant the release of such Unknown Claims as Released Claims even though it recognizes that someday it might regret having done so; and (c) it desires to assume the risk of releasing the Unknown Claims as Released Claims and acknowledges and agrees that the release set forth in this Section 2 shall remain effective in all respects in any such case. With full understanding of the potential consequences of its actions, to the full extent permitted by law, each Seller expressly waives all rights it might have under any law that is intended to protect parties from waiving Claims such as the Unknown Claims. Notwithstanding the foregoing, nothing in the release given by the Sellers pursuant to this Section 2 shall release any Claim a Seller may have for the applicable Released Party’s commission of any act of fraud or intentional misrepresentation or for any breach by such Released Party of this Agreement.
3.Representations, Warranties and Covenants of the Sellers. Each Seller hereby represents, warrants and covenants, severally and jointly, to and for the benefit of the Purchaser as follows:
3.1Authority; Binding Nature Of Agreement. Each Seller has the capacity, power and authority to enter into this Agreement, to consummate the transactions contemplated hereby and to take all other actions required to be taken by such Seller pursuant to the provisions hereof. This Agreement has been duly executed and delivered by each Seller, and constitutes (assuming due and valid authorization, execution and delivery hereof by the Purchaser) a valid and binding obligation of such Seller, enforceable against such Seller in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to or affecting enforcement of creditors’ rights and by rules of law governing specific performance, injunctive relief or other equitable remedies.
3.2Title To Purchased Shares. The Minority Interests owned by Pegasus Residual represent all of the equity interests of the Acquired Companies owned by the Sellers. Pegasus Residual is the record and beneficial owner of, and has good and marketable title to, the Purchased Shares, free and clear of any security interest, lien, pledge, hypothecation, charge, mortgage, encumbrance, equitable interest, claim, preference, right of possession, lease, license or restriction of any nature whatsoever (collectively, “Encumbrances”), except for restrictions on (i) transfer contained in the 2019 Transaction Documents and (ii) resale under the Securities Act of 1933, as amended (the “1933 Act”) and other applicable securities laws (“Permitted Encumbrances”). Upon payment of the Initial Payment to Pegasus Residual, Pegasus Residual will convey to the Purchaser good and marketable title to the Purchased Shares, free and clear of all Encumbrances, except for Permitted Encumbrances.
3.3No Violation. The execution, delivery and performance by each Seller of this Agreement, the consummation of the transactions contemplated hereby and the fulfillment of and compliance with the terms hereof by each of the Sellers do not (a) conflict with or result in a breach of the terms, conditions or provisions of, (b) constitute a default or event of default under (with due notice, lapse of time or both), (c) result in the creation of any Encumbrance upon any of the properties or assets of such Seller, including, without limitation, the Purchased Shares, pursuant to, (d) give any third party the right to terminate, modify, accelerate or otherwise change any right or obligation under, (e) result in the material violation of or (f) require any authorization, consent, approval, exemption or other action by, notice to or filing with any Person pursuant to: (i) any applicable law or regulation, including, without limitation, community property laws (ii) any order, decree or judgment to which such Seller is subject or (iii) any contract to which such Seller is a party or to which any of its properties or assets are subject, including, without limitation, the Purchased Shares (other than the Pegasus Residual LLC Agreement (consent under which has been obtained) and the 2019 Transaction Documents).
3.4Pursuit of Claims. (a) As of the Effective Date, none of the Sellers has filed, initiated, or prosecuted (or caused to be filed, initiated or prosecuted) and (b) following the Effective Date, none of the Sellers shall file, initiate or prosecute (or cause to be filed, initiated or prosecuted) any lawsuit, arbitration, complaint, charge, action, compliance review, investigation or proceeding with respect to any Released Claim, whether as a named plaintiff, class member or otherwise. In the event of any such lawsuit, arbitration, complaint, charge, action, compliance review, investigation or proceeding with respect to any Released Claim, each Seller covenants that it shall request any administrative agency or other body assuming jurisdiction of any such lawsuit, arbitration, complaint, charge, action, compliance review, investigation or proceeding to withdraw from the matter or to dismiss it with prejudice.
3.5Ownership of Claims. As of the Effective Date, none of the Sellers has assigned or transferred (or attempted to assign or transfer) any of the Released Claims to any third party.
3.6No Admission of Liability. Each of the Sellers acknowledges that neither the Acquired Companies nor any of the other Released Parties believes, or has admitted, that it has committed any wrongdoing with respect to the Sellers, and each of the Sellers agrees that at no time following the Effective Date shall it assert that the release of Released Claims contained in this Agreement constitutes an admission of wrongdoing by the Acquired Companies or any other Released Party.
3.7Implementation. Each Seller agrees that, at all times following the Effective Date, it shall sign any and all documents, certificates and other instruments, and take any and all other actions reasonably requested by either of the Acquired Companies or any other Released Party, necessary to implement the terms of this Agreement.
3.8Dividends and Other Equity Distributions. Each Seller acknowledges and agrees that no dividends or other equity distributions declared prior to the Effective Date remain unpaid as of the Effective Date.

3.9Survival of Noncompetition and Nonsolicitation Provisions. Joseph Brostmeyer acknowledges and agrees that he remains subject to and bound by all of the agreements and covenants contained in (A) the Purchase Agreement, including, without limitation, the covenants contained in Section 6.3 of the Purchase Agreement, and will continue to remain subject to and bound by such covenants until such covenants expire in accordance with the terms of the Purchase Agreement; provided, however, that for the avoidance of doubt, nothing contained in this Section 3.9 shall have the effect of extending or reviving the survival period or effectiveness of any provision, agreement or covenant contained in the Purchase Agreement that has expired in accordance with its terms; and (B) the Employment Agreement, including, without limitation, the noncompetition and nonsolicitation covenants in Section 9 thereof, and will continue to remain subject to and bound by such covenants until the second anniversary of the date his employment with the Purchaser terminates (or such later time as may be specified in the Employment Agreement). For the avoidance of doubt, notwithstanding the foregoing or anything to the contrary contained herein or in the 2019 Transaction Documents, Joseph Brostmeyer, Shirley Brostmeyer, any Seller and/or any Affiliate thereof shall be permitted to engage in any of the Permitted Activities (as defined in the Employment Agreement), none of which shall be deemed to violate the provisions of this Agreement or the 2019 Transaction Documents.
3.10Investment Representations.
(a)Purchase Entirely for Own Account. Each Seller acknowledges and agrees that the Purchaser Common Stock payable to Pegasus Residual pursuant to this Agreement will be acquired for Pegasus Residual’s own account, not as nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of the 1933 Act. Pegasus Residual does not presently have any agreement, plan or understanding, directly or indirectly, with any Person to distribute or effect any distribution of any of the shares of Purchaser Common Stock (or any securities which are derivatives thereof) to or through any Person or entity. No Seller is, nor is any Affiliate of the Sellers, a broker-dealer registered with the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Exchange Act of 1934, as amended (the “1934 Act”) or an entity engaged in a business that would require it to be so registered.
(b)Investment Experience. Each Seller has substantial experience in evaluating and investing in companies similar to the Acquired Companies and the Purchaser so as to be able to evaluate the risks and merits of Pegasus Residual’s decision to sell the Purchased Shares in exchange for shares of Purchaser Common Stock. Pegasus Residual understands that the purchase of the shares of Purchaser Common Stock pursuant to this Agreement involves a substantial risk and acknowledges that it can bear the economic risk and complete loss of its investment in the Purchaser Common Stock.
(c)Disclosure of Information. Each Seller has (a) received and read the most recent consolidated financial statements of the Acquired Companies and has had an opportunity to discuss the Acquired Companies’ business, prospects, operations, management and financial affairs with directors, officers and members of management of the Acquired Companies and (b) received and read the most recent financial statements and any recent press releases of Purchaser, and had the opportunity to ask questions of and receive answers from the senior management of Purchaser regarding the timing, terms and conditions of Pegasus Residual’s sale of Purchased Shares in exchange for shares of Purchaser Common Stock pursuant to this Agreement, and the possibility of a significant transaction involving Purchaser. Each Seller acknowledges that no officer, director, attorney, broker-dealer, placement agent, finder or other person affiliated with the Acquired Companies or Purchaser has given the Sellers any information or made any representations, oral or written, other than as expressly provided in this Agreement, on which the Sellers have relied upon in deciding to sell, or causing Pegasus Residual to sell, the Purchased Shares in exchange for shares of Purchaser Common Stock. Based on the information the Sellers have deemed appropriate, each has independently made its own analysis and decision to enter into this Agreement. The Sellers have sought their own independent accounting, legal and tax advice as they have considered necessary to make an informed decision with respect to Pegasus Residual’s sale of the Purchased Shares in exchange for shares of Purchaser Common Stock.
(d)Restricted Securities. Each Seller understands that the shares of Purchaser Common Stock to be issued to Pegasus Residual hereunder are characterized as “restricted securities” under the U.S. federal securities laws inasmuch as they are being acquired from the Purchaser in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the 1933 Act only in certain limited circumstances.
(e)Legends. It is understood that, except as provided below, the shares of Purchaser Common Stock may bear the following or any similar legend:
(i)“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OR (B) AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY AND ITS TRANSFER AGENT OR (II) UNLESS SOLD PURSUANT TO RULE 144 UNDER THE SECURITIES ACT.”
(ii)    If required by the governmental authorities of any state in connection with the sale of the shares of Purchaser Common Stock, the legend required by such state authority.
(f)    Accredited Investor. At the time each Seller was offered the shares of Purchaser Common Stock pursuant to this Agreement, it was, and as of the date hereof is, an “accredited investor” within the meaning of Rule 501 under the 1933 Act and has executed and delivered to the Purchaser its Investor Questionnaire, which such Seller represents and warrants is true, correct and complete. Each Seller is capable of properly evaluating the risks and merits of Pegasus Residual’s purchase of the shares of Purchaser Common Stock.
(g)    No General Solicitation. Each of the Sellers represents that it did not learn of the investment in the shares of Purchaser Common Stock as a result of any general solicitation or general advertising.
(h)    Consultation With Own Advisors. Each Seller has been advised to consult with its own attorney and other financial and tax advisers regarding all legal matters concerning an investment in the Purchaser and the tax consequences of Pegasus Residual’s purchasing the shares of Purchaser Common Stock, and has done so, to the extent the Seller considers necessary.
3.11    Brokers and Finders. No Person will have, as a result of the transactions contemplated by this Agreement, any valid right, interest or claim against or upon any Seller for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of such Seller.

3.12    No Rule 506 Disqualifying Activities. Each Seller represents that it has not taken any of the actions set forth in, and is not subject to, the disqualification provisions of Rule 506(d)(1) of the 1933 Act.
3.13    Residency. Each Seller is a resident of the jurisdiction specified below its address on the signature page hereto.
4.Representations, Warranties and Covenants of the Purchaser. In connection with the terms and conditions set forth in this Agreement, the Purchaser hereby represents, warrants and covenants to and for the benefit of each of the Sellers as follows:
4.1Authority; Valid Issuance of Purchaser Common Stock. The Purchaser has the full corporate power and authority to enter into this Agreement, to consummate the transactions contemplated hereby and to take all other actions required to be taken by it pursuant to the provisions hereof. The execution, delivery and performance by the Purchaser of this Agreement and the consummation by the Purchaser of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Purchaser. This Agreement has been duly executed and delivered by the Purchaser and constitutes (assuming due and valid authorization, execution and delivery hereof by Joseph Brostmeyer and each of the Sellers) a valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to or affecting enforcement of creditors’ rights and by rules of law governing specific performance, injunctive relief or other equitable remedies. The Purchaser Common Stock has been duly authorized and, when issued and paid for in accordance with the terms of this Agreement, will be validly issued to Pegasus Residual, free of any Encumbrances imposed by Purchaser, except for restrictions on transfer provided for herein and under the 1933 Act or other applicable securities laws.
4.2No Violation. The execution, delivery and performance by the Purchaser of this Agreement, the consummation of the transactions contemplated hereby and the fulfillment of and compliance with the terms hereof by the Purchaser do not (a) conflict with or result in a breach of the terms, conditions or provisions of, (b) constitute a default or event of default under (with due notice, lapse of time or both), (c) result in the creation of any Encumbrance upon any of the properties or assets of the Purchaser pursuant to, (d) give any third party the right to terminate, modify, accelerate or otherwise change any right or obligation under, (e) result in the violation of or (f) require any authorization, consent, approval, exemption or other action by, notice to or filing with any person or entity pursuant to: (i) the organizational documents of the Purchaser, (ii) any applicable law or regulation, (iii) any order, decree or judgment to which the Purchaser is subject or (iv) any contract to which the Purchaser is a party or to which any of its properties or assets are subject, except for filings with the SEC, notifications to NASDAQ and filings under state securities or “blue sky” laws and except where the failure to obtain such consent, approval, authorization or action or to make such filing or notification would not be reasonably expected to be material to Purchaser.
4.3SEC Filings. True and complete copies of the Purchaser’s filings with the SEC are available to the Sellers through the Electronic Data Gathering, Analysis and Retrieval system (other than any information for which the Purchaser has received confidential treatment from the SEC). The Purchaser has filed all reports, schedules, forms, statements and other documents required to be filed by the Purchaser under the 1933 Act and the 1934 Act, including pursuant to Section 13(a) or 15(d) thereof (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Filings”), for the twelve (12) months preceding the date hereof. At the time of filing thereof, the SEC Filings complied as to form in all material respects with the requirements of the 1933 Act or 1934 Act, as applicable, and, as of their respective dates, did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.
4.4Compliance with NASDAQ Continued Listing Requirements. The Purchaser is in compliance with applicable NASDAQ continued listing requirements. There are no proceedings pending or, to the Purchaser’s knowledge, threatened against the Purchaser relating to the continued listing of the Purchaser Common Stock on NASDAQ and the Purchaser has not received any notice of, nor, to the Purchaser’s knowledge, is there any reasonable basis for, the delisting of the Purchaser Common Stock from NASDAQ.
4.5No Integrated Offering. Neither the Purchaser nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any Purchaser security or solicited any offers to buy any Purchaser security, under circumstances that would adversely affect reliance by the Purchaser on Section 4(a)(2) of the 1933 Act for the exemption from registration for the transactions contemplated hereby or would require registration of the shares of Purchaser Common Stock to be purchased hereunder under the 1933 Act.
4.6Private Placement. Assuming the accuracy of the representations and warranties of the Sellers set forth in Section 3, the offer and sale of the shares of Purchaser Common Stock to the Sellers as contemplated hereby is exempt from the registration requirements of the 1933 Act. The issuance and sale of the shares of Purchaser Common Stock hereunder does not contravene the rules and regulations of NASDAQ.
4.7Registration Rights.
For purposes of this Section 4.7, the term “Shares” includes any other equity security of the Purchaser issued or issuable with respect to the Purchaser Common Stock by way of share split, dividend, distribution, recapitalization, merger, exchange, replacement or similar event or otherwise.
(a)Resale Shelf. The Purchaser agrees that, as soon as reasonably practicable following the Effective Date, it will file with the SEC (at its sole cost and expense) a registration statement under the 1933 Act (the “Shelf Registration Statement”) registering the resale of the Shares of Purchaser Common Stock issued to the Sellers hereunder (the “Shares”), and it shall use its commercially reasonable efforts to have the Shelf Registration Statement declared effective as soon as practicable after the filing thereof. The Purchaser agrees to cause such Registration Statement, or another Shelf Registration Statement that includes the Shares, to remain effective until the earliest of (i) the date on which the Sellers cease to hold any Shares or (ii) the first date on which the Sellers are able to sell all of the Shares under Rule 144 within the following ninety (90)-day period without limitation as to the amount of such securities that may be sold without the requirement for the Purchaser to be in compliance with the current public information requirement under Rule 144. Each Seller agrees to disclose its ownership to the Purchaser upon request to assist it in making the determination described above. Each Seller acknowledges and agrees that the Purchaser may suspend the use of any such Registration Statement if it determines (A) that the use of such Registration Statement would require the inclusion of financial statements that are unavailable for issue for reasons beyond the Purchaser’s control, or (B) that in order for such Registration Statement not to contain a material misstatement or omission, an amendment thereto would be needed to include information that would at that time not otherwise be required in a current, quarterly, or annual report under the 1934 Act; provided that (1) the Purchaser shall not so suspend the use of the Shelf Registration Statement on more than two (2) occasions or for a period of more than sixty (60) consecutive days or more than a total of one hundred twenty (120) calendar days, in each case in any three hundred sixty (360)-day period, (2) the Purchaser shall have a bona fide business purpose, as determined by the Board, for not making such information public and (3) the Purchaser shall use commercially reasonable efforts to make such Registration Statement available for the sale by the Sellers of such securities as soon as practicable thereafter. The Purchaser’s obligations to include the Shares for resale in the Shelf Registration Statement are contingent upon the Sellers furnishing in writing to the Purchaser such information regarding the Sellers, the securities of the Purchaser held by the Sellers and the intended method of disposition of the Shares, as shall be reasonably requested by the Purchaser to effect the registration of the Shares, and shall execute such documents in connection with such registration as the Purchaser may reasonably request that are customary of a selling shareholder in similar situations.
(b)Prior to any public offering of the Shares, the Purchaser shall use reasonable best efforts to assist or cooperate with the Sellers and their counsel in connection with their registration or qualification of the offer and sale of the Shares under the securities or blue sky laws of such jurisdictions reasonably requested by the Sellers; provided, however, that the Purchaser shall not be required in connection therewith or as a condition thereto to (i) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 4.7(b), (ii) subject itself to general taxation in any jurisdiction where it would not otherwise be so subject but for this Section 4.7(b) or (iii) file a general consent to service of process in any such jurisdiction. The Purchaser agrees that nothing in this Agreement shall prohibit the Sellers, at any time and from time to time, from selling or otherwise transferring the Shares pursuant to a private placement or other transaction which is not registered pursuant to the 1933 Act.
(c)The Purchaser shall advise the Sellers within three (3) Business Days (email being sufficient): (i) when a Registration Statement or any post-effective amendment thereto has become effective; (ii) of the issuance by the SEC of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for such purpose; (iii) of the receipt by the Purchaser of any notification with respect to the suspension of the qualification of the Shares included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and (iv) subject to the provisions in this Agreement, of a suspension pursuant to Section 4.7(a) or the occurrence of any event that requires the making of any changes in any Registration Statement or prospectus so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading (provided that any such notice pursuant to this Section 4.7(c) shall solely provide that the use of the Registration Statement or prospectus has been suspended without setting forth the reason for such suspension and shall not contain any material non-public information regarding the Purchaser). The Purchaser shall use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement as soon as reasonably practicable. Upon the occurrence of any event contemplated in clauses (i) through (iv) above, except for such times as the Purchaser is permitted hereunder to suspend, and has suspended, the use of a prospectus forming part of a Registration Statement, the Purchaser shall use its commercially reasonable efforts to as soon as reasonably practicable prepare a post-effective amendment to such Registration Statement or a supplement to the related prospectus, or file any other required document so that, as thereafter delivered to the Sellers, such prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Sellers agree that they will promptly discontinue offers and sales of the Shares using a Registration Statement until the Sellers receive copies of a supplemental or amended prospectus that corrects the misstatement(s) or omission(s) referred to above in clause (iv) and receives notice that any post-effective amendment has become effective or unless otherwise notified by the Purchaser that they may resume such offers and sales (which notice shall not contain any material non-public information regarding the Purchaser). If so directed by the Purchaser, the Sellers will deliver to the Purchaser, or destroy, all copies of the prospectus covering the Shares in the Sellers’ possession; provided, however, that this obligation to deliver or destroy all copies of the prospectus covering the Shares shall not apply (x) to the extent the Sellers are required to retain a copy of such prospectus in order to comply with applicable legal, regulatory, self-regulatory or professional requirements or in accordance with a bona fide pre-existing document retention policy or (y) to copies stored electronically on archival servers as a result of automatic data back-up.
(d)Registration Expenses. In connection with the filing of any Registration Statement, the Purchaser agrees to pay (i) all registration and filing fees (including fees with respect to any securities exchange on which the Shares are then listed); (ii) fees and expenses of compliance with securities or blue sky laws; (iii) reasonable fees and disbursements of counsel for the Purchaser and (iv) reasonable fees and disbursements of all independent registered public accountants of the Purchaser incurred specifically in connection with such registration. It is acknowledged by the Sellers, that the Sellers shall bear all other expenses related to such registration, including incremental selling expenses relating to the sale of the Shares, such as brokerage fees and all reasonable fees and expenses of any legal counsel representing the Sellers.
(e)    Indemnification. Each Seller agrees, jointly and severally, to indemnify and hold harmless Purchaser and its Affiliates, and their respective directors, officers, members, representatives, employees and agents (the “Purchaser Indemnitees”), from and against any and all losses, claims, damages, judgments, actions, reasonable out-of-pocket expenses, and other liabilities (the “Liabilities”), including, without limitation and as incurred, reimbursement of all reasonable costs of investigating, preparing, pursuing or defending any claim or action, or any investigation or proceeding by any governmental agency or body, commenced or threatened, including the reasonable fees and expenses of outside counsel to any Purchaser Indemnitee, joint or several, directly or indirectly related to, based upon, arising out of or in connection with any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or prospectus (as amended or supplemented), or any preliminary prospectus or any other document prepared by Purchaser used to sell the Shares, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, insofar as such Liabilities arise out of or are based upon any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information relating to such Seller furnished to Purchaser in writing by such Seller expressly for use therein. The indemnity provided for herein shall remain in full force and effect regardless of any investigation made by or on behalf of any Purchaser Indemnitee.
5.Miscellaneous.
5.1Notices. Any notices or other communications required or permitted hereunder shall be given to the appropriate party at the address of such party set forth on the signature page(s) hereto or at such other address as such party shall specify by ten (10) days advance written notice to the other parties hereto. Such notice shall be in writing and shall be deemed given: (a) upon personal delivery; (b) upon delivery by facsimile transmission with receipt confirmed if sent during normal business hours; if not, then on the next Business Day; (c) if sent by certified or registered mail, postage prepaid, three (3) days after the date of mailing; or (d) one (1) day after deposit with a nationally-recognized overnight courier, specifying next day delivery, prepaid and with verification of receipt.
5.2Section Headings. Section and other headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

5.3Interpretation. The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement. Unless the context indicates otherwise, the term “or” shall be deemed to include the term “and” and the singular or plural number shall be deemed to include the other.
5.4Governing Law. This Agreement shall be construed in accordance with, and governed in all respects by, the laws of the State of Delaware as applied to contracts to be performed entirely within such state.
5.5Injunctive Relief. The parties hereto acknowledge and agree that irreparable harm would occur in the event of any breach of this Agreement and that, as a result, there can be no adequate remedy at law for any breach of a party’s obligations hereunder. Accordingly, the parties expressly agree that, upon any breach or threatened breach of this Agreement by any party, the other parties hereto shall be entitled to obtain injunctive relief, including specific performance, in addition to any available remedies at law, from any court of competent jurisdiction, wherever located, without the requirement of posting a bond.
5.6Successors and Assigns. This Agreement shall bind the heirs, personal representatives, successors, assigns, executors, and administrators of each party hereto, and inures to the benefit of each party hereto, and its agents, directors, officers, employees, heirs, successors and assigns.
5.7Amendments. No amendments or additions to this Agreement shall be binding unless made in writing and signed by all the parties hereto.
5.8Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, each such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.
5.9Entire Agreement. The terms of this Agreement are intended by the parties hereto to be the final and exclusive expression of their agreement with respect to the subject matter hereof and may not be contradicted by evidence of any prior or contemporaneous agreement, any and all of which are superseded hereby. The parties further intend that this Agreement, together with the 2019 Transaction Documents, shall constitute the complete and exclusive statement of its terms and that no extrinsic evidence whatsoever may be introduced in any judicial, administrative or other legal proceeding involving this Agreement. Each of the parties hereto acknowledges and agrees that it was not relying on any representations of the other party hereto that were not contained in this Agreement and that, except as expressly set forth in this Agreement, each of the 2019 Transaction Documents shall continue in full force and effect, in accordance with its respective terms.
5.10Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile signature pages shall be effective as originals for all purposes hereunder.

    IN WITNESS WHEREOF, the parties hereto have executed this Equity Purchase Agreement as of the Effective Date.

PURCHASER:

Kratos Defense & Security Solutions, Inc.

By: /s/ Marie Mendoza
Name: Marie Mendoza
Title: Senior Vice President, General Counsel and Secretary

Address: 10680 Treena Street, 6th Floor
San Diego, CA 92131

Attention: Marie Mendoza
Email: marie.mendoza@kratosdefense.com

SELLERS:
The Shirley C. Brostmeyer Revocable Trust u/a/d August 25, 2002, as amended and restated August 13, 2014
By: /s/ Shirley C. Brostmeyer
Name: Shirley C. Brostmeyer
Title: Trustee
By: /s/ Joseph D. Brostmeyer
Name: Joseph D. Brostmeyer
Title: Trustee
Address: 122 Pegasus Drive, Jupiter, FL 33477
Attention: Joseph Brostmeyer
Email: joe2025@gmx.com

The Joseph D. Brostmeyer Revocable Trust u/a/d August 25, 2002, as amended and restated August 13, 2014
By: /s/ Joseph D. Brostmeyer
Name: Joseph D. Brostmeyer
Title: Trustee
By: /s/ Shirley C. Brostmeyer
Name: Shirley C. Brostmeyer
Title: Trustee
Address: 122 Pegasus Drive, Jupiter, FL 33477
Attention: Joseph Brostmeyer
Email: joe2025@gmx.com

The Shirley Brostmeyer 2018 Family Trust u/a/d December 17, 2018
By: /s/ Joseph D. Brostmeyer
Name: Joseph D. Brostmeyer
Title: Trustee
By: /s/ Sara J. Brostmeyer
Name: Sara J. Brostmeyer
Title: Trustee
Address: 122 Pegasus Drive, Jupiter, FL 33477
Attention: Joseph Brostmeyer
Email: joe2025@gmx.com

The Joseph D Brostmeyer 2018 Irrevocable Trust u/a/d December 17, 2018
By: /s/ Shirley C. Brostmeyer
Name: Shirley C. Brostmeyer
Title: Trustee
By: /s/ Julia A. Brostmeryer
Name: Julia A. Brostmeyer
Title: Trustee
Address: 122 Pegasus Drive, Jupiter, FL 33477

Attention: Joseph Brostmeyer
Email: joe2025@gmx.com

Pegasus Residual, LLC

By: /s/ Joseph Brostmeyer
Name: Joseph Brostmeyer
Title: Manager

Address: 122 Pegasus Drive, Jupiter, FL 33477
Attention: Joseph Brostmeyer
Email: joe2025@gmx.com

KTT CORE:
KTT CORE, Inc.

By: /s/ Marie Mendoza
Name: Marie Mendoza
Title: Secretary

Address: 10680 Treena Street, Suite 600, San Diego, CA 92131
Attention: General Counsel
Email: marie.mendoza@kratosdefense.com

FTT:
Florida Turbine Technologies Inc.

By: /s/ Marie Mendoza
Name: Marie Mendoza
Title: Secretary

Address: 10680 Treena Street, Suite 600, San Diego, CA 92131
Attention: General Counsel
Email: marie.mendoza@kratosdefense.com

Exhibit A

2022 EBITDA Estimate

The 2022 EBITDA Estimate for the KTT Division is $5,354,000.

Exhibit B

Entities

KTT CORE, Inc.
Florida Turbine Technologies, Inc.
Consolidated Turbine Specialists, LLC

Exhibit C

Stock Power

For value received, Pegasus Residual, LLC, a Delaware limited liability company (the “Seller”), does hereby sell, assign and transfer unto Kratos Defense & Security Solutions, Inc., a Delaware corporation, 1,047.335 shares of Class B Common Stock, par value $.001 per share (the “Common Stock”), of KTT CORE, Inc., a Delaware corporation (the “Company”), standing in the name of the Seller on the books of the Company represented by the stock certificates herewith and does hereby irrevocably constitute and appoint the Secretary of the Company as the Seller’s attorney to transfer such shares of Common Stock on the books of the Company with full power of substitution in the premises.

Dated: June 13, 2022

SELLER:
Pegasus Residual, LLC By:/s/ Joseph Brostmeyer Name: Joseph Brostmeyer Title: Manager

Exhibit D

Form of Investor Questionnaire

EXHIBIT E

Investor Questionnaire

This questionnaire (“Questionnaire”) must be completed, dated and signed by each potential investor in connection with the offer and sale by Kratos Defense & Security Solutions, Inc., a
Delaware corporation (the “Company”), of shares (each, a “Share” and, collectively, the “Shares”) of the Company’s common stock, par value $0.001 per share, pursuant to the Equity Purchase Agreement, made and entered into as of June, 2022, by and among the Company, the Sellers and the other parties thereto set forth therein.

This Questionnaire should be completed by each person that will be making an investment decision with respect to the Shares. All questions should be completed with respect to the undersigned if an individual or the entity on whose behalf the undersigned is signing (i.e., “you” means the entity), unless otherwise directed. The purpose of this Questionnaire is to assure the Company that any offer and purchase of the Shares will meet the standards imposed by the Securities Act of 1933, as amended (the “Securities Act”), and applicable state securities laws. This Questionnaire does not constitute an offer to sell or a solicitation of an offer to buy any security.

Your answers will be kept confidential. However, by signing this Questionnaire you agree that the Company and its counsel may rely on the information set forth in this Questionnaire for purposes of complying with all applicable securities laws and may present this Questionnaire to such parties as it reasonably deems appropriate if called upon to establish its compliance with such securities laws.

I. BACKGROUND INFORMATION

If you are a natural person, please fill in the identification questions in A. If you are an entity, please fill in the identification questions in B.

A. NATURAL PERSON IDENTIFICATION QUESTIONS

Name______________________________________________________________
(EXACT NAME AS IT SHOULD APPEAR ON THE SHARES)

Residence Address____________________________________________________

Email_______________________________________________________________

Home Telephone Number_______________________________________________

Date of Birth_________________________________________________________

Social Security Number (if applicable)_____________________________________

Are you a U.S. citizen or resident? Yes No

Country of Citizenship (if not a U.S. citizen)

Passport Number (if not a U.S. citizen or resident)